Exhibit 10.1

AMENDED AND RESTATED TECHCARE CORP.

COMMON STOCK PURCHASE AGREEMENT

This Amended and Restated Common Stock Purchase Agreement (this “Agreement”) is dated as of February 23, 2020 and amends and restates the Common Stock Purchase Agreement dated January 6, 2020, and is among (1) TechCare Corp., a Delaware corporation (the “Company”), (2) the Company’s directors and (3) Citrine S A L Investment & Holdings Ltd. and those of its affiliates listed in Appendix A hereto (together, “Investor”).

SECTION 1: SALE AND ISSUANCE

1.1	Sale and Issuance of Shares. Subject to the terms and conditions of this Agreement, Investor agrees to purchase, and the Company agrees to sell and issue to Investor, up to 893,699,276 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), with such exact amount to be designated by the Investor at the Pre-Closing or Closing (as hereinafter defined), which represents up to 95% of the fully diluted capital stock of the Company as of immediately following the Closing (the “Shares”), at an aggregate purchase price of $150,000 (the “Purchase Price”). The Purchase Price must be paid in cash. The maximum number of shares that may be issued to Investor will be adjusted as necessary such that it represents 95% of the fully diluted capital stock of the Company as of immediately following the Closing.

1.2	Use of Proceeds. it is hereby agreed that the Purchase Price, of which $45,000 shall be paid following the Pre-Closing and $105,000 shall be paid at the Closing, shall be transferred by the Company to its subsidiary, Novomic, immediately following the payment to the Company thereof and following deduction of amounts to pay any expenses associated with Novomic. Neither the Company and/or Citrine (and/or any others on each of their behalf) shall have any right, claim and/or demand towards Novomic (and/or any others on its behalf) regarding the transfer and utilization of such funds, as aforesaid in this Section 1.2.

SECTION 2: CLOSING DATES AND DELIVERY

2.1

a.	Pre-Closing. At Investor’s option, the purchase, sale and issuance of a number of the Shares that will be notified by the Investor to the Company not exceeding 452,963,196 (the “Pre-Closing”) shall take place as soon as practicable after the signing of this Agreement, provided that all the following conditions to the Pre-Closing are satisfied or waived by the Investor:

1.	Letters of resignation of all the members of the board of directors of the Company, effective upon the Pre-Closing, have been delivered to the Company and to counsel to the Investor, and the board of the Company has approved the appointment, effective upon the Pre-Closing, of a new board nominated by Investor; and

2.	The board of the Company has resolved to change the signatory rights in all Company bank accounts to Citrine’s nominees, effective upon the Pre-Closing.

Without derogating from Section 3, the Company and each of its directors hereby represent and warrant to Investor that the following shall be true and correct in all material respects as of the date of the Pre-Closing, and that they shall be jointly and severally liable in respect of a breach of these representations and warranties, all subject to the performance of all of the Investor’s undertakings and obligations hereunder:

1.	There are no material actions, suits, proceedings or investigations pending against the Company or Novomic (nor has the Company or any of its subsidiaries received written notice of any threat thereof) before any court or governmental agency. Neither the Company nor Novomic is a party or subject to the provisions of any material order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

2.	Other than ongoing liabilities required by applicable State or Federal law and/or the OTCQB stock exchange, there are no material liabilities or obligations of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise. All expenses associated with Novomic after the Pre-Closing, including reporting expenses, will be borne by Novomic and not by the Company. Investor may deduct from the Purchase Price amounts to pay any expenses associated with Novomic.

At the Pre-Closing, the Company’s transfer agent will confirm to the Investor that Shares in the number notified by the Investor have been issued to the recipients listed in Appendix A hereto as will be set forth therein, and in conjunction therewith, the Investor will immediately transfer to the Company’s bank account, or any other account designate by the Company, $45,000 in cash. Immediately following such transfer, the Company shall transfer such sum to Novomic and the Investor (including any others on its behalf including its nominees to the Company’s Board) will perform any action and sign any documents required to approve and effectuate such transfer to Novomic.

b. Closing. Upon the satisfaction or waiver of all the conditions to the Closing set forth in Section 6, or on such later date as the Company and the Investor shall mutually agree (the “Closing Date”), a number of Shares that will be notified by the Investor to the Company that does not cause the Investor’s holding to exceed 95% of the fully diluted capital stock of the Company as of immediately following the Closing shall be purchased, sold and issued (the “Closing”). At the Closing, the Company’s transfer agent will confirm to the Investor that the notified number of the Shares have been issued to the recipients listed in Appendix A hereto as will be set forth therein, and in conjunction therewith, the Investor will immediately transfer to Novomic’s bank account, or any other such account as designated by Oren Traitsman, the second portion of the Purchase Price, or $105,000. Each party to this Agreement shall work expeditiously and in good faith to procure the satisfaction of all the conditions to Closing set forth in Section 6 of this Agreement.

SECTION 3: REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company and each of its directors hereby represent and warrant to Investor as follows, and shall each be jointly and severally liable in respect of a breach of these representations and warranties:

3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to execute and deliver this Agreement and all other documents required to be executed and delivered by the Company in connection with this Agreement (collectively, with the Agreement, the “Transaction Documents”), to perform its obligations hereunder and thereunder, and to issue and deliver the Shares and has taken all necessary corporate action to authorize the execution, delivery and performance of the Transaction Documents.

3.2 Subsidiary. As of the Closing, subject to section 2.1 hereof, the Company will own 10% of the fully diluted capital stock of Novomic Ltd., an Israeli company (“Novomic”), and has divested, all other holdings in Novomic (the “Novomic Divestment”). The Company will have obtained all necessary authorizations, including without limitation corporate, shareholder and other approvals for the Novomic Divestment. Novomic is duly organized, validly existing and in good standing under the laws of Israel. If for any reason the Closing occurs prior to completion of the Novomic Divestment, the Company will not be obliged to bear any costs associated with Novomic.

3.3 Capitalization.

(a) As of the date of this Agreement, the authorized capital stock of the Company consists of 500,000,000 shares of Common Stock, of which 46,725,260 shares are issued and outstanding, and 50,000,000 shares of Preferred Stock, par value $0.0001 per share, of which no shares are issued and outstanding. As of immediately following the Closing, the authorized capital stock of the Company will consist of 1,500,000,000 shares of Common Stock, and 50,000,000 shares of Preferred Stock, par value $0.0001 per share, none of which will be issued and outstanding. The Shares shall have the rights, preferences, privileges and restrictions set forth in the Company’s Certificate of Incorporation as currently in effect (the “Charter”). The Company has made available to Investor the Charter as an attachment to its SEC filing on Form 10K of March 28, 2019, and no steps have been taken by the board of directors or any stockholder of the Company to authorize or effect any amendment or other modification to the Charter except to effect the change from 500,000,000 to 1,500,000,000 shares of Common Stock in the authorized capital stock of the Company.

(b) As of the date of this Agreement, there are outstanding options to purchase 311,544 shares of Common Stock, and there are no outstanding warrants. As of the Closing, there are no options, warrants, convertible securities or other rights, agreements or arrangements to purchase any of the Company’s authorized and unissued capital stock and no shares of capital stock of the Company are reserved for issuance, except for 311,544 options to purchase shares of Common Stock and an aggregate of 2,000,000 shares of Common Stock of the Company reserved for issuance pursuant to the Company’s 2018 Stock Incentive Plan. The Company is not subject to any agreement, arrangement or other obligation with respect to the registration of any securities of the Company.

(c) All issued and outstanding shares of the Company’s capital stock (i) have been duly authorized and validly issued and are fully paid and non-assessable, and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(d) As of the Closing, the Company has reserved the Shares for issuance pursuant to this Agreement. The Shares, when issued and delivered and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable. The Shares will be free of any preemptive or similar rights, taxes, charges, liens or encumbrances.

3.4 Authorization.

All corporate action on the part of the Company and its directors, officers and stockholders necessary for the authorization, execution and delivery of each of the Transaction Documents by the Company, the authorization, sale, issuance and delivery of the Shares, the Novomic Divestment, and the performance of all of the Company’s obligations under each of the Transaction Documents has been taken or will be taken prior to the Closing. Each of the Transaction Documents constitutes valid and binding obligations of the Company, enforceable in accordance with their terms.

3.5 No Conflict.

(a)	The execution and delivery by the Company of this Agreement, the execution and delivery by the Company of each of the other Transaction Documents to which it is or will be a party do not, and the consummation by the Company of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of any lien or encumbrance pursuant to (i) any provision of the certificate of incorporation or bylaws or comparable organizational documents of the Company or Novomic, or (ii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or Novomic or Novomic’s properties or assets, except in the case of clause (ii), which would not materially impair the Company’s ability to fulfill its obligations under the Transaction Documents or have a material effect on the business or operations of the Company and Novomic, taken as a whole.

(b)	No consent, approval, order or authorization of, notice to, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, including any industry self-regulatory organization (a “governmental authority”) is required by or with respect to the Company or Novomic in connection with the execution and delivery by the Company of this Agreement or any of the Transaction Documents or the consummation by the Company of the transactions contemplated hereby and thereby, except for any required notices of sale of securities filed with the U.S. Securities and Exchange Commission (“SEC”) and state securities agencies.

3.6 SEC Filings.

(a)	The Company has made available to Investor through the SEC’s website all of its periodic reports, statements, schedules and registration statements filed with the SEC since August 4, 2010 (the documents referred to in this Section 3.6(a), collectively, the “SEC Filings”).

(b)	Since August 4, 2010, the Company has filed with or furnished to the SEC each report, statement, schedule, form or other document or filing required by applicable law to be filed or furnished at or prior to the time so required. As of its filing date, each SEC Filing complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be and the SEC Filings do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

3.7 Financial Statements. The audited consolidated financial statements and unaudited condensed consolidated financial statements of the Company included in the SEC Filings (i) comply as to form, as of their respective filing dates with the SEC, in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except, in the case of unaudited statements, for the absence of footnotes), and (iii) fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

3.8 No Material Undisclosed Liabilities. Other than those required by applicable State or Federal law and/or the OTCQB stock exchange, there are as of the Closing no material liabilities or obligations of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise. To the company’s knowledge as of the signing of this Agreement, the Company has no outstanding tax liabilities.

3.9 Contracts and Assets. As of the Closing, except for its holding of 10% of the capital stock of Novomic, the Company is not a party to any contracts, agreements or instruments, and has no properties or assets, and except for its holding of 10% of the capital stock of Novomic, the Company has no subsidiaries and has no interest in any other company. The Company does not have a “poison pill” or similar shareholder rights plan in effect. All contracts to which the Company has at any time been a party (“Former Contracts”) have as of the Closing been terminated or expired and there are no outstanding debts, obligations, restrictions or liabilities of the Company or any other party under any Former Contracts.

3.10 Compliance. The Company is not in violation (i) of any term of its certificate of incorporation or bylaws, each as amended, or (ii) of any federal or state statutes, rules or regulations the violation of which would be material to the business or operations of the Company and Novomic, taken together as a whole.

3.11 Litigation. There are no material actions, suits, proceedings or investigations pending against the Company or Novomic (nor has the Company or any of its subsidiaries received written notice of any threat thereof) before any court or governmental agency. Neither the Company nor Novomic is a party or subject to the provisions of any material order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

3.12 Offering. Subject to the accuracy of Investor’s representations and warranties in Section 4, none of the Company, any of its affiliates, or any person or entity acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Shares under the Securities Act, whether through integration with prior offerings or otherwise.

3.13 Registration Rights. The Company is presently not under any obligation and has not granted any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may hereafter be issued.

3.14 Brokers or Finders. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with any of the Transaction Documents or any of the transactions contemplated hereby and thereby.

3.15 Employees and Service Providers. As of the Closing the Company has no employees or service providers and has no outstanding obligations or liabilities to any former employees or service providers.

3.16 Representations Complete. None of the representations or warranties made by the Company in this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein, in the light of the circumstances under which they were made, not misleading.

SECTION 4: REPRESENTATIONS AND WARRANTIES OF INVESTOR

Investor hereby represents and warrants to the Company as follows:

4.1 Organization, Good Standing and Qualification. Investor is a company duly organized and validly existing under the laws of Israel. Investor has the requisite corporate power and authority to execute and deliver each of the Transaction Documents to which it is a party and to perform its obligations pursuant to the Transaction Documents.

4.2 Authorization. All corporate action on the part of Investor and its directors, officers and stockholders necessary for the authorization, execution and delivery of each of the Transaction Documents to which it is a party by Investor and the performance of all of Investor’s obligations under each of the Transaction Documents has been taken or will be taken prior to the Closing. Each of the Transaction Documents to which it is a party constitutes valid and binding obligations of Investor, enforceable in accordance with their terms.

4.3 No Conflict.

(a)	The execution and delivery by Investor of this Agreement, and the execution and delivery by Investor of each of the other Transaction Documents to which it is or will be a party do not, and the consummation by Investor of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of any lien or encumbrance pursuant to (i) any provision of the certificate of incorporation or bylaws or comparable organizational documents of Investor, or (ii) any loan or credit agreement, note, mortgage, indenture, lease or other agreement, obligation or instrument to which Investor or any of its subsidiaries is a party or by which their respective properties or assets may be bound, or (iii) any law, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Investor or its properties or assets; except, in each case, for any of the foregoing which would not have a material and adverse effect on Investor’s ability to fulfill its obligations under the Transaction Documents.

(b)	No consent, approval, order or authorization of, notice to, or registration, declaration or filing with any governmental authority is required by or with respect to Investor in connection with the execution and delivery by Investor of this Agreement or any of the Transaction Documents to which it is a party or the consummation by Investor of the transactions contemplated hereby and thereby.

4.4 Private Placement. Investor is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Investor has such knowledge and experience in financial and business matters so that Investor is capable of evaluating the merits and risks of its investment in the Company. Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the SEC under the Securities Act.

4.5 Legends. Investor understands and agrees that the Shares or any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall bear the following legend and that the transfer agent for the Company may be instructed that the Shares are subject to the terms of such legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS SUCH REGISTRATION IS NOT REQUIRED.”

4.6. Novomic Divestment. After the Pre-Closing, the Investor shall not take any actions to amend, violate or obstruct the agreements governing the Novomic Divestment without the consent and agreement of Novomic.

SECTION 5: RESERVED

SECTION 6: CONDITIONS TO CLOSING

6.1 Conditions to the Obligations of Investor. Investor’s obligation to purchase the Shares at the Closing is subject to the fulfillment on or before the Closing of each of the following conditions, unless otherwise waived in writing by Investor:

(a)	Representations and Warranties. The representations and warranties made by the Company and its directors in Section 3 shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made as of the Closing Date, except to the extent such representations and warranties are made only as of an earlier date, in which case as of such earlier date (in each case, disregarding any standards of materiality contained in such representations and warranties).

6.2 Conditions to the Obligations of the Company.

The Company’s obligation to sell and issue the Shares at the Closing is subject to the fulfillment on or before such Closing of the following conditions, unless otherwise waived in writing by the Company:

(a)	The representations and warranties made by Investor in Section 4 shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made as of the Closing Date, except to the extent such representations and warranties are made only as of an earlier date, in which case as of such earlier date (in each case, disregarding any standards of materiality contained in such representations and warranties).

(b)	At the Closing, the Company will be clear of all operations and subsidiaries except for a 10% holding in Novomic and that the Company shall have not otherwise failed to perform any of its rights or obligations as set forth in the documents and agreements governing the Novomic Divestment.

SECTION 7: MISCELLANEOUS

7.1 Amendment; Waiver. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by each of the Company and Investor.

7.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or otherwise delivered by hand, messenger or courier service addressed:

(a)	if, to Investor, to: Citrine S A L Investment & Holdings Ltd, 3 Ha’Melacha St., Tel Aviv, Israel

with a copy (which shall not constitute notice) to: Pearl Cohen Zedek Latzer Baratz Azrieli Sarona Tower 121 Menachem Begin Rd. Tel-Aviv, 6701203, Israel Attn: Ilan Gerzi, Adv.

(b)	if, to the Directors, to: Novomic Ltd., 23 Ha'melacha Street Rosh Haayin, 4809173 Israel

with a copy (which shall not constitute notice) to: Zysman, Aharoni, Gayer and Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 Attn: Oded Har-Even, Esq.

(c)	if, to the Company, to its registered address from time to time with copies (which shall not constitute notice) to:

Zysman, Aharoni, Gayer and Sullivan & Worcester LLP

1633 Broadway

New York, NY 10019

Attn: Oded Har-Even, Esq.

and

Pearl Cohen Zedek Latzer Baratz

Azrieli Sarona Tower

121 Menachem Begin Rd.

Tel-Aviv, 6701203, Israel

Attn: Ilan Gerzi, Adv.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered, or if sent via an internationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier, or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid or (iii) if sent via facsimile, upon confirmation of facsimile transfer.

7.3 Governing Law. This Agreement shall be governed by the laws of Israel and any dispute arising from or in connection with this Agreement shall be subject to the exclusive jurisdiction of the courts of Israel. No other forum shall have jurisdiction.

7.4 Expenses. Except as expressly provided herein, the Company and Investor shall each pay their own expenses in connection with the transactions contemplated by this Agreement and the other Transaction Documents.

7.5 Survival. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby.

7.6 Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by either party hereto without the prior written consent of the other party. Any attempt by any such party to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement in violation of this Section 7.6 shall be null and void ab initio. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

7.7 Entire Agreement. This Agreement and the other Transaction Documents, including the exhibits attached hereto and thereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

7.8 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

7.9 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

7.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

7.11 Public Announcements. The text of any public announcement made in connection with this Agreement, including any report to the SEC made in connection with the signing hereof, shall be approved in advance by Investor.

(signature page follows)

The parties are signing this Common Stock Purchase Agreement as of the date stated in the introductory clause.

TechCare Corp.
By:
Name:
Title:

Oren Traistman, director of TechCare Corp.

Yossef De-Levy, director of TechCare Corp.

Citrine S A L Investment & Holdings Ltd.
By:
Name:
Title:

Appendix A

Tables of allocation of the Shares upon issuance

At Pre-Closing:

Name and details	Number of shares

At Closing:

Name and details	Number of shares